EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No.: 333-105557), Form S-3 (Registration No.: 333-112623) and Form S-4 (Registration No.: 333-107801) of Medis Technologies Ltd. of our report dated February 26, 2004, with respect to the consolidated financial statements of Medis Technologies Ltd. included in this Annual Report on Form 10-K for the year ended December 31, 2003.

Kost Forer Gabbay & Kasierer

A MEMBER OF ERNST & YOUNG GLOBAL

Tel Aviv, Israel
March 11, 2004